PRA AGREES TO ACQUIRE AKTIV KAPITAL FOR $880 MILLION

NORFOLK, Va., February 19, 2014 – Portfolio Recovery Associates, Inc. (Nasdaq: PRAA), a financial and business services company operating in the U.S. and U.K., has agreed to acquire Aktiv Kapital AS, a Norway-based company specializing in the acquisition and servicing of non-performing consumer loans throughout Europe and in Canada.

PRA agreed to acquire the equity interest in Aktiv Kapital for approximately $880 million, while also agreeing to assume approximately $435 million of its corporate debt, resulting in an acquisition of estimated total enterprise value of $1.3 billion.

PRA is expected to finance this transaction with a combination of cash; $170 million of seller financing; $435 million from PRA’s domestic, revolving credit facility; and by accessing an accordion feature on its credit facility of up to $214 million. PRA may choose to use other debt instruments to expand, replace or pay down any of these financing options.

PRA anticipates expenses related to this transaction totaling approximately $15 million over Q1 and Q2 of this year. The transaction is expected to close in Q2 of this year, upon successful completion of certain customary and regulatory closing conditions.

Aktiv Kapital will provide PRA immediate access to sellers of consumer debt in new markets beyond the U.S. and the U.K., and a platform for growing investment in and servicing of consumer debt across Europe. The two companies combined will become one of the world’s largest acquirers of non-performing consumer debt from banks and other creditors, with more than $4.6 billion in estimated remaining collections from customers.

“This will be a transformative transaction for PRA, expected to be immediately accretive to earnings,” said Steve Fredrickson, chairman, president and chief executive officer, PRA.

“In Aktiv Kapital, PRA has found a true partner, an international acquirer of consumer debt with a conservative balance sheet, a deep and diverse data set, and remarkable analytical and operating capabilities. With Aktiv Kapital further diversifying our portfolio, PRA expects to meet or exceed our twin goals of 20% ROE and 15% EPS growth, delivering long-term shareholder value through the years ahead,” Fredrickson said.

According to Fredrickson, Aktiv Kapital also will bring to PRA “proven leadership experience and success in markets across Europe,” as Aktiv Kapital’s Chief Executive Officer Geir Olsen, his executive team and the more than 400 Aktiv Kapital employees will join PRA upon the close of the transaction.

Until then, both PRA and Aktiv Kapital will continue to source and purchase consumer debt as stand-alone companies in their respective markets, while servicing customers ready to pay back their debt. “Together, PRA expects to continue to purchase new portfolios throughout 2014 and beyond,” Fredrickson said.

“Many of Aktiv Kapital’s clients are repeat sellers,” said Olsen. “They have carried out extensive due-diligence on our operations in order to assure that their customers will be treated professionally once we have acquired their debts. The ‘AK way’ of meeting customer needs will continue, and we believe, will be positively affected by PRA’s tradition of quality service in the U.S.,” Olsen said.

Conference Call Today at 5 p.m. ET US
PRA will host a conference call today at 5 p.m. ET with institutional investors and stock analysts. The company will discuss its agreement with Aktiv Kapital, as well as PRA’s fourth quarter and full year 2013 results also released today. View an investor presentation on PRA’s agreement with Aktiv Kapital, both live and archived, via webcast at http://ir.PortfolioRecovery.com/events.cfm. Please access the call by calling 888-695-7639 in the U.S. or 970-315-0482 outside the U.S. The conference ID is 38054651. A question-and-answer session will be open only to institutional investors and analysts. A replay of the call and webcast will be available until March 4, 2014.  Use the phone numbers and conference ID above to access the replay by phone.

About PRA
As a leader in the U.S. debt buying industry, Portfolio Recovery Associates, Inc. (PRA) returns capital to banks and other creditors that helps expand financial services for consumers.  PRA collaborates with its customers to create affordable, realistic debt repayment plans. At year-end 2013, PRA reported estimated remaining collections from its customers of $2.7 billion.

Deutsche Bank Securities Inc. acted as sole financial advisor to PRA on this transaction.

PRA also provides a broad range of fee-based services to local governments and law enforcement, auto lenders and insurers, businesses and institutional investors, global hedge funds, and U.K. banks and creditors.

In 2013 and 2012, PRA was named one of Fortune’s 100 Fastest-Growing Companies in the world, who also trade on a major U.S. stock exchange. Since 2007, PRA has been rising in the annual ranking of Forbes’ Best Small Companies in America. PRA employs more than 3,500 employees and is headquartered in Norfolk, Virginia. For more information, please visit www.PortfolioRecovery.com.

About Aktiv Kapital
Aktiv Kapital is a company specializing in the acquisition and servicing of non-performing consumer loans for more than 7 million customers in 15 markets across Europe and in Canada. At year-end 2013, Aktiv Kapital recorded estimated remaining collections from its customers of $1.9 billion.

William Blair acted as the sole financial advisor to Aktiv Kapital on this transaction.

Since 1993, Aktiv Kapital has purchased more than $38 billion in non-performing loans from more than 400 companies, including many of the world’s leading financial institutions. Aktiv Kapital employs more than 400 people and is headquartered in Oslo, Norway. For more information, please visit www.AktivKapital.com.

About Forward Looking Statements
Statements made herein which are not historical, including Portfolio Recovery Associates’ (PRA’s) or its management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including, but not limited to, statements with respect to future revenue and earnings, and statements with respect to future contributions of Aktiv Kapital; our ability to successfully, if ever, complete the acquisition of Aktiv Kapital; our ability to fully realize the expected benefits of the acquisition of Aktiv Kapital; the ability of Aktiv Kapital, or of any of PRA’s subsidiaries, to contribute to earnings and future portfolio-purchase opportunities, all of which, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon management’s beliefs, assumptions and expectations of PRA’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact.

The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of PRA’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA.  Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in PRA’s filings with the Securities and Exchange Commission including but not limited to PRA’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through PRA’s website, which contain detailed discussion of PRA’s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this presentation may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

News Media and Investor Contact:

Rick Goulart
Vice President, Corporate Communications
Portfolio Recovery Associates, Inc.
(757) 961-3525
RickGoulart@PortfolioRecovery.com